UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2015

___________________________

ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36065 (Commission File Number)	27-0072226 (I.R.S. Employer Identification Number)

128 Sidney Street Cambridge, MA (Address of principal executive offices)		02139 (Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Employment Agreement Amendments

On September 9, 2015, the employment agreements between Acceleron Pharma Inc. (the “Company”) and each of Steven D. Ertel, the Company’s Executive Vice President and Chief Operating Officer, and Kevin F. McLaughlin, the Company's Senior Vice President and Chief Financial Officer, were amended to accelerate the expiration of a provision in each of their employment agreements requiring the Company to provide a gross-up payment to the executive for certain excise tax liability under Section 280G of the Internal Revenue Code (the "280G Gross-Up") such that the provision expired on September 9, 2015. As of the date of these amendments, the 280G Gross-Up has expired in all of the employment agreements entered into by the Company's executive officers with the Company.

In connection with Mr. Ertel’s promotion to Executive Vice President and Chief Operating Officer, his employment agreement was further amended to conform to the Company’s form of employment agreement for an Executive Vice President. This amendment provided Mr. Ertel with an additional three months of vesting credit in connection with the Company’s termination of his employment without cause or by Mr. Ertel for good reason.

The amendments to the employment agreements for Mr. Ertel and Mr. McLaughlin are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Executive Officer Equity Ownership Guidelines

On September 9, 2015 the Compensation Committee of the Board of Directors of the Company adopted Executive Officer Equity Ownership Guidelines (the "Guidelines") requiring executive officers of the Company to acquire and maintain a specified value of equity interests with respect to the Company's common stock.  Pursuant to the Guidelines, the Company’s Chief Executive Officer is required to hold equity interests with a value equal to at least three times his or her annual base salary, the Company's Chief Operating Officer is required to hold equity interests with a value of at least one-and-a-half times his or her annual base salary and the Company's other executive officers are required to hold equity interests with a value equal to at least his or her annual base salary.  Each executive officer is required to achieve the applicable level of equity interest by the later of the date that is five years after his or her designation as an executive officer of the Company or September 9, 2020.

Performance Based Grant of Restricted Stock Units

On September 9, 2015, the Compensation Committee of the Board of Directors of the Company granted equity awards of restricted stock units ("RSUs") to the Company's named executive officers under the Company’s 2013 Equity Incentive Plan (which was previously filed on December 12, 2013 as Exhibit 4.4 to Form S-8, and is incorporated herein by reference), as follows:

Name	Number of Shares of Common Stock Underlying Restricted Stock Units
John L. Knopf, Ph.D. Chief Executive Officer and President	89,000
Steven D. Ertel Executive Vice President and Chief Operating Officer	62,000
Matthew L. Sherman, M.D. Executive Vice President and Chief Medical Officer	46,000
Kevin F. McLaughlin Senior Vice President, Chief Financial Officer and Treasurer	40,000
John D. Quisel, J.D., Ph.D. Senior Vice President, General Counsel and Secretary	40,000

The RSUs will vest through a combination of the Company's achievement of certain pre-established performance targets relating to expanding and advancing the Company's pipeline of clinical stage therapeutic candidates, and in connection with certain time-based events. Except in connection with certain employment terminations as described below, no RSUs will vest until the second anniversary of the grant date. On the second anniversary of the grant date, any RSUs that, prior to such date, have been earned based on the relevant performance targets having been achieved, as certified by the Compensation Committee, will vest. In the event that a named executive officer's employment is terminated by the Company without cause or if the named executive officer terminates his or her employment for good reason before the second anniversary of the grant date, any RSUs that have been earned as of such date of termination based on the relevant performance targets having been achieved, as certified by the Compensation Committee, will vest.

After the second anniversary of the grant date, a portion of the RSUs will vest at such time, and from time to time, as the relevant performance targets are achieved, as certified by the Compensation Committee. On the fourth anniversary of the grant date of the RSUs, all remaining unvested RSUs will vest.

The form of restricted stock unit award agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit
10.1*	First Amendment to Amended and Restated Employment Agreement, by and between Steven D. Ertel and Acceleron Pharma Inc., dated as of September 9, 2015.

10.2*	First Amendment to Amended and Restated Employment Agreement, by and between Kevin F. McLaughlin and Acceleron Pharma Inc., dated as of September 9, 2015.

10.3*	Form of Restricted Stock Unit Award Agreement under the 2013 Equity Incentive Plan (Executives)

_______________________________________________________________________________

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ John Quisel
John Quisel
Senior Vice President and General Counsel

Date: September 11, 2015

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